EXHIBIT Q

                                                                  EXECUTION COPY

                                PLEDGE AGREEMENT

     PLEDGE AGREEMENT dated as of September 12, 2008 (this "Agreement"), by and among HARBINGER CAPITAL PARTNERS MASTER FUND I, LTD., an exempted company organized under the laws of the Cayman Islands ("Harbinger Master"), HARBINGER CAPITAL PARTNERS SPECIAL SITUATIONS FUND, L.P., a Delaware limited partnership ("Harbinger Special" and, together with Harbinger Master, "Harbinger"), MOTIENT VENTURES HOLDING, INC., a Delaware corporation (the "Stockholder") and Goldberg, Godles Wiener & Wright (the "Collateral Agent"). Each of Harbinger Master, Harbinger Special, the Stockholder and the Collateral Agent is hereinafter referred to as a "Party" and collectively as the "Parties."

     Harbinger and the Stockholder have entered into a Stock Purchase Agreement, dated as of September 12, 2008 (the "Stock Purchase Agreement"), with respect to the Purchased Shares (as defined in the Stock Purchase Agreement) issued by SkyTerra Communications, Inc., a Delaware corporation (the "Company"), and owned by the Stockholder. Capitalized terms used but not defined in this Agreement shall have the meanings specified for such terms in the Stock Purchase Agreement. Pursuant to Section 3.1(g) of the Stock Purchase Agreement, the obligations of Harbinger to purchase and pay for the Purchased Shares are subject, among other things, to the condition that the Parties shall have entered into this Agreement prior to or on the Closing Date in order to, among other things, grant a security interest in the Pledged Property to the Collateral Agent in favor of Harbinger, to secure the Obligations (as hereinafter defined).

     THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the Stock Purchase Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Parties hereby agrees as follows:

     1. Appointment of Collateral Agent. Harbinger and the Stockholder hereby appoint the Collateral Agent to act in accordance with and subject to the terms of this Agreement, and the Collateral Agent hereby accepts such appointment and agrees to act in accordance with and subject to such terms.

     2. Deposit of Pledged Property. On the Closing Date, the Stockholder shall deliver or cause to be delivered to the Collateral Agent certificates representing the Remaining Shares, together with signed stock powers and any other instruments executed in blank necessary to permit the Collateral Agent to effect the delivery, transfer and registration of the Remaining Shares in accordance with the terms of this Agreement. If prior to the Final Settlement Date the Company effects any split, combination or reclassification of its Non-Voting Common Stock or declares or pays any dividend or other distribution payable to the holders of its Non-Voting Common Stock in additional shares of Common Stock, other securities or other property other than cash dividends ("Non-Cash Distributions"), then the Stockholder shall promptly deliver any such Non-Cash Distributions to the Collateral Agent and the Collateral Agent shall hold, deliver and transfer any such Non-Cash Distributions in accordance with the terms of this Agreement. The Remaining Shares together with any such Non-Cash Distributions are hereinafter referred to as the "Pledged Property."

     3. Rights of Stockholder in Pledged Property.

          3.1 Title, Voting Rights and Cash Dividends. Until such time as the Collateral Agent transfers and delivers the Pledged Property in accordance with
Section 5, (a) title to the Pledged Property shall remain in the Stockholder and the Pledged Property shall remain registered on the books of the Company in the name of the Stockholder or its nominees; (b) the Stockholder shall have the right to vote the Remaining Shares and any other voting securities included within the Pledged Property and (c) the Stockholder shall have the right to receive any cash dividends declared or paid by the Company with respect to the Remaining Shares and any other Pledged Property.

     4. Security Interest in Pledged Property.

          4.1 Security Interest. The Stockholder, as collateral security for the prompt, timely and complete performance of the obligations of the Stockholder to deliver the Pledged Property in accordance with the Stock Purchase Agreement and this Agreement, and to take (or refrain from taking) the actions with respect to the Pledged Property set forth herein and in the Stock Purchase Agreement, including as set forth in Section 3.2 of this Agreement and Section 5.5 of the Stock Purchase Agreement (collectively, the "Obligations"), hereby mortgages, pledges and hypothecates to the Collateral Agent for the benefit of Harbinger, and grants to the Collateral Agent for the benefit of Harbinger a Lien on and security interest in, all of its right, title and interest in, to and under the Pledged Property.

          4.2 Perfection and Priority. The security interest granted pursuant to this Agreement constitutes a valid and perfected security interest in favor of the Collateral Agent in the Pledged Property. Such security interest shall be prior to all other Liens on the Pledged Property upon the delivery of the Pledged Property, properly endorsed for transfer to the Collateral Agent or in blank.

          4.3 Maintenance of Perfected Security Interest. The Stockholder shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.2 and shall defend such security interest and such priority against the claims and demands of all Persons, provided that the Stockholder shall not be liable for any failure to maintain the perfected security interest contemplated by this Agreement that results solely from the actions or inactions of the Collateral Agent.

          At any time and from time to time, upon the reasonable written request of the Collateral Agent, the Stockholder shall, for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, (i) promptly and duly execute and deliver, and have recorded, such further documents, including an authorization to file (or, as applicable, the filing) of any financing statement or amendment under the UCC (as hereinafter defined) (or other filings under similar requirements of Law) in effect in any jurisdiction with respect to the security interest created hereby and (ii) take such further action as the Collateral Agent may reasonably request.

          4.4 Representations, Warranties and Covenants. The Stockholder hereby represents, warrants, covenants and agrees that:

          (a) This Pledge Agreement creates a valid and enforceable security interest in and Lien on all of the Pledged Property in favor of the Collateral Agent and for the benefit of Harbinger, subject to no other Liens. All consents and approvals required for the consummation of the transactions contemplated by this Pledge Agreement, and the perfection or maintenance of the pledge and security interest created hereunder (including the first priority nature of such pledge or security interest), have been obtained. The Stockholder has filed or caused to be filed all UCC filing statements in the appropriate offices therefor (or has delivered to the Collateral Agent filing statements suitable for filing in such offices) and has taken all of the actions necessary to create perfected and first-priority security interests in the Pledged Property.

          (b) Except for financing statements filed or to be filed in favor of the Collateral Agent for the benefit of Harbinger, no effective security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Pledged Property is on file or of record in any jurisdiction.

          4.5 Event of Default. An event of default ("Event of Default") shall be deemed to have occurred in the event that the Stockholder breaches, defaults on or violates, or fails to take any action required by, or takes or attempts to take any action prohibited by any of the representations, warranties, covenants or agreements contained in the Stock Purchase Agreement or this Agreement and such breach, violation, failure or default continues for 30 days after notice to the Stockholder by Harbinger or the Collateral Agent of such breach, violation, failure or default.

          Upon the occurrence of an Event of Default, the Collateral Agent shall have the right, at any time in its discretion and without notice to the Stockholder, to transfer to or to register in its name or in the name of its nominees the Pledged Property. During the continuance of an Event of Default, the Collateral Agent may exercise, in addition to all other rights and remedies granted to it in this Agreement, all rights and remedies of a Collateral Agent under the UCC or any other applicable law.

          If an Event of Default shall occur and be continuing, the Collateral Agent shall have the right, subject to Section 5 hereof, to receive any and all cash dividends, payments or other proceeds paid in respect of the Pledged Property, which the Collateral Agent shall hold in trust until the disposition of the Pledged Property as provided by Section 5, and upon such disposition shall transfer such proceeds to the new owner of such Pledged Property, and any or all of the Pledged Property shall at the option of the Collateral Agent be registered in the name of the Collateral Agent or its nominee, and the Collateral Agent or the nominee thereof, as applicable, may thereafter exercise, to the maximum extent permitted by law, (x) all voting, corporate and other rights pertaining to such Pledged Property at any meeting of members or other equity holders of the Company or otherwise and (y) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such Pledged Property as if it were the absolute owner thereof all without liability, but the Collateral Agent shall have no duty to the Stockholder to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

          4.6 Power of Attorney. The Stockholder hereby irrevocably authorizes and empowers the Collateral Agent and any authorized officer or agent thereof as its agent, and constitutes and appoints the Collateral Agent and any authorized officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Stockholder and in the name of the Stockholder or in its own name, for the purpose of carrying out the terms of this Pledge Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be reasonably necessary or desirable to accomplish the purposes of this Pledge Agreement to the extent permitted by applicable law.

          4.7 Security Interest Absolute. All rights of the Collateral Agent and the pledge and security interest hereunder, and all obligations of the Stockholder hereunder, shall be irrevocable, absolute and unconditional irrespective of, and the Stockholder hereby irrevocably waives (to the maximum extent permitted by applicable law) any defenses it may now have or may hereafter acquire in any way relating to, any or all of the following:
     (i) any lack of validity or enforceability of this Agreement, the Stock Purchase Agreement or any other agreement or instrument relating thereto,
     (ii) any taking, exchange, release or non-perfection of any Pledged Property or any other collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations, or (iii) any other circumstance (including, without limitation, any statute of limitations or suretyship defenses) or any existence of or reliance on any representation by the Collateral Agent that might otherwise constitute a defense available to, or a discharge of, the Stockholder or any third party grantor of a security interest.

          4.8 Financing Statements. Pursuant to any applicable law, the Stockholder authorizes the Collateral Agent to file or record financing statements, amendments to such financing statements, continuation statements and other filing or recording documents or instruments with respect to the Pledged Property without the signature of the Stockholder in such form and in such filing offices as the Collateral Agent reasonably determines appropriate to perfect the security interests of the Collateral Agent under this Pledge Agreement. The Stockholder authorizes the Collateral Agent to use the following collateral description with respect to the Remaining Shares: "[ ] shares of non-voting common stock, par value $.01 per share (the 'Shares') of SkyTerra Communications, Inc., a Delaware corporation ('the Company'), and products or proceeds thereof."

          4.9 Definition. For purposes of this Agreement, "UCC" means the Uniform Commercial Code as in effect in the State of New York provided, that if, with respect to any financing statement or by reason of any provisions of law, the perfection or the effect of perfection or non-perfection of the security interests granted to the Collateral Agent is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than New York, then "UCC" means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of each Transaction Document and any filing statement relating to such perfection or effect of perfection or non-perfection.

     5. Disbursement of the Pledged Property. The Collateral Agent shall hold and dispose of the Pledged Property as provided in this Section 5. Upon receipt of written notice from Harbinger that Harbinger has received FCC Approval to acquire the Pledged Property or that Harbinger has determined that it may acquire the Pledged Property without FCC Approval, the Collateral Agent shall transfer and deliver the Pledged Property to, and effect the registration of the Pledged Property in the name of, Harbinger Master, Harbinger Special or such of their respective nominees as they may designate. Upon receipt of written notice from Harbinger that Harbinger has failed to receive required FCC Approval to acquire the Pledged Property or has determined that it will not seek, or has abandoned efforts to seek, required FCC Approval to acquire the Pledged Property, the Collateral Agent shall sell the Pledged Property and remit the proceeds of such sale to Harbinger. In connection with any such sale or sales, the Collateral Agent shall consult with Harbinger but shall not take any directions from Harbinger. Notwithstanding the foregoing, (a) Harbinger agrees that it shall not instruct the Collateral Agent to transfer, deliver or effect the registration of the Pledged Property in the name of Harbinger Master, Harbinger Special or their respective nominees without Harbinger's first having obtained any necessary FCC Approval to acquire the Pledged Property and that it shall not instruct the Collateral Agent regarding any exercise of voting rights following an Event of Default, and (b) Harbinger shall not have the power to direct the Collateral Agent to transfer and deliver the Pledged Property to, and effect the registration of the Pledged Property in the name of, Harbinger Master, Harbinger Special or their respective nominees or to sell the Pledged Property, and the Collateral Agent shall not effect such a transfer, delivery, registration or sale, unless and until the Collateral Agent determines that such disposition would not violate the Communications Act. The Collateral Agent shall have no further duties hereunder after the transfer and delivery of the Pledged Property and any proceeds held in trust pursuant to Section 4.5 in accordance with this Section 5. For the avoidance of doubt, in the event of the sale of the Pledged Property by the Collateral Agent to a Person or Persons other than Harbinger, after the remittance by the Collateral Agent to Harbinger of the proceeds of such sale, Harbinger shall have no claim against the Stockholder for any deficiency in the amount of such proceeds as compared to the purchase price Harbinger paid to the Stockholder with respect to the Remaining Shares. Notwithstanding anything to the contrary contained in this Agreement, Harbinger and the Collateral Agent shall not take any action that would affect the voting control of the Company unless such action is not in violation of the Communications Act and the rules and regulations of the FCC.

     6. Concerning the Collateral Agent.

          6.1 Good Faith Reliance. The Collateral Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Collateral Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) that is believed by the Collateral Agent to be genuine and to be signed or presented by the proper Person or Persons. The Collateral Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Collateral Agent signed by the proper Party or Parties and, if the duties or rights of the Collateral Agent are affected, unless it shall have given its prior written consent thereto.

          6.2 Indemnification. The Collateral Agent shall be indemnified and held harmless by Harbinger from and against any expenses, including counsel fees and disbursements, or loss suffered by the Collateral Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Collateral Agent hereunder, or the Pledged Property held by it hereunder, other than expenses or losses arising from the actual fraud of the Collateral Agent. Promptly after the receipt by the Collateral Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Collateral Agent shall notify the other Parties in writing. In the event of the receipt of such notice, the Collateral Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Pledged Property or it may deposit the Pledged Property with the clerk of any appropriate court or it may retain the Pledged Property pending receipt of a final, non appealable order of a court having jurisdiction over all of the Parties directing to whom and under what circumstances the Pledged Property is to be transferred and delivered. The provisions of this Section 6.2 shall survive in the event the Collateral Agent resigns or is discharged pursuant to Sections 6.5 or 6.6 below.

          6.3 Compensation. The Collateral Agent shall be entitled to reasonable compensation from Harbinger for all services rendered by it hereunder. The Collateral Agent shall also be entitled to reimbursement from Harbinger for all expenses paid or incurred by it in the administration of its duties hereunder including, but not limited to, all counsel, advisors' and agents' fees and disbursements and all taxes or other governmental charges.

          6.4 Further Assurances. From time to time on and after the date hereof, Harbinger and the Stockholder shall deliver or cause to be delivered to the Collateral Agent such further documents and instruments and shall do or cause to be done such further acts as the Collateral Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

          6.5 Resignation. The Collateral Agent may resign at any time and be discharged from its duties as Collateral Agent hereunder by its giving the other Parties written notice and such resignation shall become effective as hereinafter provided. Such resignation shall become effective at such time that the Collateral Agent shall turn over to a successor Collateral Agent appointed by Harbinger and the Stockholder, the Pledged Property then held hereunder. If no new Collateral Agent is so appointed within the 60-day period following the giving of such notice of resignation, the Collateral Agent may deposit the Escrow Shares with any court it reasonably deems appropriate.

          6.6 Discharge of Collateral Agent. The Collateral Agent shall resign and be discharged from its duties as Collateral Agent hereunder if so requested in writing at any time by Harbinger, provided, however, that such resignation shall become effective only upon acceptance of appointment by a successor Collateral Agent as provided in Section 6.5.

          6.7 Liability. Notwithstanding anything herein to the contrary, the Collateral Agent shall not be relieved from liability hereunder for its own willful misconduct or gross negligence.

     7.   Miscellaneous.

          7.1 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to contracts made and performed in such state without regard to the conflicts or choice of law provisions thereof that would give rise to the application of the domestic substantive law of any other jurisdiction.

          7.2 The Parties hereby irrevocably submit to the exclusive jurisdiction of any federal or state court located within the County, City and State of New York over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each Party hereby irrevocably agrees that all claims in respect of such dispute or any legal proceeding related thereto may be heard and determined in such courts. Each Party hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection that such Party may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. EACH PARTY FURTHER HEREBY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL OR EQUITABLE ACTION (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) AND ANY OBJECTION THAT SUCH PARTY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN THE AFOREMENTIONED COURTS. Each of the Parties agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the Parties hereto consents to process being served by any Party in such suit, action or proceeding by delivery of a copy thereof in accordance with the provisions of
Section 7.3.

          7.3 Notices. All notices, requests, payments, instructions or other documents to be given hereunder will be in writing or by written telecommunication, and will be deemed to have been duly given if (i) delivered personally (effective upon delivery), (ii) mailed by registered or certified mail, return receipt requested, postage prepaid (effective five business days after dispatch), or (iii) sent by a reputable, established courier service that guarantees next business day delivery (effective the next business day), addressed as follows (or to such other address as the recipient Party may have furnished to the sending Party for the purpose pursuant to this Section):

          If to Harbinger to:

          c/o Harbinger Capital Partners Funds
          555 Madison Avenue, 16th Floor
          New York, NY 10022
          Attention:  Jeffrey T. Kirshner, Esq.

          with a copy, which shall not constitute notice, sent at the same time and by the same means to:

          Harbert Management Corporation
          One Riverchase Parkway, South
          Birmingham, AL  35244
          Attention:  General Counsel

          and

          Weil, Gotshal & Manges LLP

          100 Federal Street
          Boston, MA  02110
          Attention:  Joseph J. Basile

          If to the Stockholder, to:

          Motient Ventures Holding Inc.
          c/o TerreStar Corporation
          12010 Sunset Hills Road
          Reston, VA 20910
          Attention:  General Counsel

          with a copy, which shall not constitute notice, sent at the same time and by the same means to:

          Gibson, Dunn & Crutcher LLP
          200 Park Avenue
          New York, NY 10166
          Attention:  David M. Wilf

          If to the Collateral Agent, to

          Goldberg, Godles, Wiener & Wright
          1229 Nineteenth St., NW
          Washington, DC 20036
          Attention: Henry Goldberg

     Any Party may change the Person(s) and address(es) to which the notices or other communications are to be sent by giving written notice of any such change in the manner provided herein for giving notice.

          7.4 Specific Performance. The Stockholder acknowledges that it will be impossible to measure in money the damages to Harbinger if the Stockholder fails to comply with its obligations under this Agreement, and that, in the event of any such failure, Harbinger will not have an adequate remedy at law. Accordingly, the Stockholder agrees that injunctive or other equitable relief, in addition to remedies at law or damages, is an appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that Harbinger has an adequate remedy at law. The Stockholder agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with Harbinger's seeking or obtaining such equitable relief.

          7.5 Assignments. This Agreement will bind and inure to the benefit of the Parties and their respective successors, and permitted assigns. No Party will assign any rights or delegate any obligations hereunder without the consent of the other Parties, other than in the case of Harbinger, which shall have the right to assign any or all of its rights and/or delegate its obligations to any fund affiliated with Harbinger Master or Harbinger Special. Except as otherwise expressly provided herein, nothing in this Agreement is intended to or will confer any rights or remedies to any Person other than the Parties and their respective successors and permitted assigns.

          7.6 Counterparts. This Agreement may be executed by the Parties in separate counterparts, each of which when so executed and delivered will be an original, but all of which together will constitute one and the same agreement. In pleading or proving this Agreement, it will not be necessary to produce or account for more than one such counterpart. Facsimile and PDF signatures hereto shall be deemed to be of the same force and effect as originals.

          7.7 Waivers. No waiver of any breach or default hereunder will be valid unless in a writing signed by the waiving Party. No failure or other delay by any Party in exercising any right, power or privilege hereunder will be or operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

          7.8 Entire Agreement. This Agreement contains the entire understanding and agreement among the Parties, and supersedes any prior understandings or agreements among them, or between or among any of them, with respect to the subject matter hereof, except for those set forth in the Stock Purchase Agreement.

          7.9 Amendments in Writing. This Agreement may not be amended, modified, or supplemented except by a writing duly executed by all of the Parties.

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

                                                                         Annex A

     IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date and year first written above

                                      HARBINGER CAPITAL PARTNERS MASTER
                                      FUND I, LTD.

                                      By: Harbinger Capital Partners Offshore
                                          Manager, L.L.C., as investment manager

                                      By:
                                          --------------------------------------
                                      Name:
                                      Title:


                                      HARBINGER CAPITAL PARTNERS
                                      SPECIAL SITUATIONS FUND, L.P.

                                      By: Harbinger Capital Partners Special
                                          Situations GP, LLC, as general partner

                                      By:
                                          --------------------------------------
                                      Name:
                                      Title:


                                      MOTIENT VENTURES HOLDING, INC.:

                                      By:
                                          --------------------------------------
                                      Name:
                                      Title:


                                      GOLDBERG, GODLES, WIENER & WRIGHT
                                      as Collateral Agent

                                      By:
                                          --------------------------------------
                                      Name:
                                      Title:

SK 03773 0003 919107